Exhibit 10.24

Nth Cycle, Inc.

Restricted Stock Agreement

This Restricted Stock Agreement (the “Agreement”) is made this 14th day of August, 2020, between Nth Cycle, Inc., a Delaware corporation (the “Company”), and Megan Patricia O’Connor (the “Stockholder”).

Recitals

WHEREAS, the Stockholder was a member of Nth Cycle, LLC, a Connecticut limited liability company, which converted from a limited liability company into the Company (the “Conversion”) pursuant to a Plan of Conversion, dated August 1, 2020 (the “Plan of Conversion”) and the Certificate of Conversion filed with the Secretary of State of the State of Delaware (the “Delaware Certificate of Conversion”, and together with the Plan of Conversion, the “Conversion Documents”);

WHEREAS, pursuant to the Conversion Documents, subject to the execution of this Agreement, the Stockholder shall receive Three Million Two Hundred Fifty Thousand (3,250,000) shares (the “Shares”) of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”); and

WHEREAS, in connection with the conversion of Nth Cycle, LLC into the Company, the Company and the Stockholder desire to enter into this Agreement and subject the Shares to the restrictions and other terms and conditions set forth herein.

Agreement

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Stockholder hereby agree as follows:

1.
Issuance of Shares.

The Company shall issue to the Stockholder the Shares pursuant to the Conversion. The Stockholder agrees that the Shares shall be subject to the purchase options set forth in Sections 3 and 6 of this Agreement and the restrictions on transfer set forth in Section 5 of this Agreement.

2.
Certain Definitions.
(a)
“Cause” shall exist upon (i) a good faith finding by the Board of Directors of the Company (A) of repeated and willful failure of the Stockholder after written notice to perform the Stockholder’s reasonably assigned duties for the Company, or (B) that the Stockholder has engaged in dishonesty, gross negligence or misconduct, which dishonesty, gross negligence or misconduct has had a material adverse effect on the business affairs of the Company; (ii) the conviction of the Stockholder of, or the entry of a pleading of guilty or nolo contendere by the Stockholder to, any crime involving moral turpitude or any felony; or (iii) a breach by the Stockholder of any material provision of any invention and non-disclosure agreement or non-competition and non-solicitation agreement with the Company, which breach is not cured within ten days written notice thereof.

(b)
“Change in Control” shall mean the sale of all or substantially all of the outstanding shares of capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise (other than a merger or consolidation in which all or substantially all of the individuals and entities who were beneficial owners of the Company’s voting securities immediately prior to such transaction beneficially own, directly or indirectly, more than 50% (determined on an as-converted basis) of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction).
(c)
“Good Reason” shall exist upon (i) the relocation of the Company’s offices such that the Stockholder’s daily commute is increased by at least thirty (30) miles each way without the written consent of the Stockholder; (ii) material reduction of the Stockholder’s annual base salary without the prior consent of the Stockholder (other than in connection with, and substantially proportionate to, reductions by the Company of the annual base salary of more than fifty percent (50%) of its employees); or (iii) material diminution in the Stockholder’s duties, authority or responsibilities without the prior consent of the Stockholder, other than changes in duties, authority or responsibilities resulting from the Stockholder’s misconduct; provided, however, that any reduction in duties, authority or responsibilities or reduction in the level of management to which the Stockholder reports resulting solely from a Change in Control which results in the Company being acquired by and made a part of a larger entity shall not constitute Good Reason; provided, further, however, that no such events or conditions shall constitute Good Reason unless (x) the Stockholder gives the Company a written notice of termination for Good Reason not more than ninety (90) days after the initial existence of the event or condition, (y) the grounds for termination, if susceptible to correction, are not corrected by the Company within thirty (30) days of its receipt of such notice and (z) the Stockholder’s termination of Service occurs within six months following the Company’s receipt of such notice.
(d)
“Service” shall mean employment by or the provision of services to the Company or a parent or subsidiary thereof as an advisor, officer, consultant or member of the Board of Directors.
(e)
“Vesting Commencement Date” shall mean the date hereof.
3.
Purchase Option.
(a)
In the event that the Stockholder ceases to provide Service for any reason or no reason, with or without Cause, prior to the fourth (4th) anniversary of the Vesting Commencement Date, the Company shall have the right and option (the “Purchase Option”) to purchase from the Stockholder, for a sum of $0.0001 per share (the “Option Price”), some or all of the Shares as set forth herein.
(b)
All of the Shares shall initially be subject to the Purchase Option. The Stockholder shall acquire a vested interest in, and the Company’s Purchase Option shall accordingly lapse with respect to, (i) twenty-five percent (25%) of the Shares upon Stockholder’s completion of one (1) year of Service measured from the Vesting Commencement Date and (ii) the balance of the Shares in a series of successive equal monthly installments of 1/48 of the Shares upon Stockholder’s completion of each additional month of Service over the thirty-six (36)-month period measured from the first anniversary of the Vesting Commencement Date.
(c)
If, within twelve (12) months following a Change in Control, the Stockholder’s Service is terminated (i) by the Company without Cause or (ii) by the Stockholder for Good Reason, then the vesting schedule of the Shares shall be accelerated such that 100% of the Shares then subject to the Purchase Option shall immediately become vested and free from the Purchase Option on the date of such termination.
4.
Exercise of Purchase Option and Closing.
(a)
The Company may exercise the Purchase Option by delivering or mailing to the Stockholder (or the Stockholder’s estate), within 180 days after the termination of the Service of the Stockholder, a written notice of exercise of the Purchase Option. Such notice shall specify the number of Shares to be purchased. If and to the extent the Purchase Option is not so exercised by the giving of such a notice within such 180-day period, the Purchase Option shall automatically expire and terminate effective upon the expiration of such 180-day period.
(b)
Within ten (10) days after delivery to the Stockholder of the Company’s notice of the exercise of the Purchase Option pursuant to subsection (a) above, the Stockholder (or the Stockholder’s estate) shall, pursuant to the provisions of the Joint Escrow Instructions referred to in Section 8 below, tender to the Company at its principal offices the certificate or certificates representing the Shares that the Company has elected to purchase in accordance with the terms of this Agreement, duly endorsed in blank or with duly endorsed stock powers attached thereto, all in form suitable for the transfer of such Shares to the Company. Promptly following its receipt of such certificate or certificates, the Company shall pay to the Stockholder the aggregate Option Price for such Shares (provided that any delay in making such payment shall not invalidate the Company’s exercise of the Purchase Option with respect to such Shares).
(c)
After the time at which any Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Stockholder on account of such Shares or permit the Stockholder to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares.
(d)
The Option Price may be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of the Stockholder to the Company or in cash (by check) or both.

(e)
The Company shall not purchase any fraction of a Share upon exercise of the Purchase Option, and any fraction of a Share resulting from a computation made pursuant to Section 3 of this Agreement shall be rounded to the nearest whole Share (with any one-half Share being rounded upward).
(f)
The Company may assign its Purchase Option to one or more persons or entities.
5.
Restrictions on Transfer.
(a)
The Stockholder shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Shares, or any interest therein, that are subject to the Purchase Option, except that the Stockholder may transfer such Shares (i) to or for the benefit of any spouse, children, parents, uncles, aunts, siblings, grandchildren and any other relatives approved by the Board of Directors (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Stockholder and/or Approved Relatives; provided that such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section 5, the Purchase Option and the right of first refusal set forth in Section 6) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement or (ii) as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation); provided that, in accordance with Section 10(b) below, the securities or other property received by the Stockholder in connection with such transaction shall remain subject to this Agreement.
(b)
The Stockholder shall not transfer any Shares, or any interest therein, that are no longer subject to the Purchase Option, except in accordance with Section 6 below.
6.
Right of First Refusal.
(a)
If the Stockholder proposes to transfer any Shares that are no longer subject to the Purchase Option (either because they are free from the Purchase Option pursuant to Section 3 or because the Purchase Option expired unexercised pursuant to Section 4), then the Stockholder shall first give written notice of the proposed transfer (the “Transfer Notice”) to the Company. The Transfer Notice shall name the proposed transferee and state the number of such Shares the Stockholder proposes to transfer (the “Offered Shares”), the price per share and all other material terms and conditions of the transfer.
(b)
For 30 days following its receipt of such Transfer Notice, the Company shall have the option to purchase all or part of the Offered Shares at the price and upon the terms set forth in the Transfer Notice. In the event the Company elects to purchase all or part of the Offered Shares, it shall give written notice of such election to the Stockholder within such 30-day period. Within 10 days after the Stockholder’s receipt of such notice, the Stockholder shall tender to the Company at its principal offices the certificate or certificates representing the Offered Shares to be purchased by the Company, duly endorsed in blank by the Stockholder or with duly endorsed stock powers attached thereto, all in a form suitable for transfer of the Offered Shares to the Company. Promptly following receipt of such certificate or certificates, the Company shall deliver or mail to the Stockholder a check in payment of the purchase price for such Offered Shares; provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Company may pay for the Offered Shares on the same terms and conditions as were set forth in the Transfer Notice; and provided further that any delay in making such payment shall not invalidate the Company’s exercise of its option to purchase the Offered Shares.
(c)
If the Company does not elect to acquire all of the Offered Shares, the Stockholder may, within the 30-day period following the expiration of the option granted to the Company under subsection (b) above, transfer the Offered Shares which the Company has not elected to acquire to the proposed transferee; provided that such transfer shall not be on terms and conditions more favorable to the transferee than those contained in the Transfer Notice. Notwithstanding any of the above, all Offered Shares transferred pursuant to this Section 6 shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in Section 5 and the right of first refusal set forth in this Section 6) and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.
(d)
After the time at which the Offered Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Stockholder on account of such Offered Shares or permit the Stockholder to exercise any of the privileges or rights of a stockholder with respect to such Offered Shares but shall, insofar as permitted by law, treat the Company as the owner of such Offered Shares.
(e)
The following transactions shall be exempt from the provisions of this Section 6:
(1)
a transfer of Shares to or for the benefit of any Approved Relatives, or to a trust established solely for the benefit of the Stockholder and/or Approved Relatives;
(2)
any transfer pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”); and
(3)
the sale of all or substantially all of the outstanding shares of capital stock of the Company (including pursuant to a merger or consolidation);

provided, however, that in the case of a transfer pursuant to clause (1) above, such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in Section 5 and the right of first refusal set forth in this Section 6) and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

(f)
The Company may assign its rights to purchase Offered Shares in any particular transaction under this Section 6 to one or more persons or entities.
(g)
The provisions of this Section 6 shall terminate upon the earlier of the following events:
(1)
the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act; or
(2)
a Change in Control.
(h)
The Company shall not be required (1) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (2) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.
7.
Agreement in Connection with Initial Public Offering.

The Stockholder agrees, in connection with the initial underwritten public offering of the Common Stock pursuant to a registration statement under the Securities Act, (i) not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock, whether any transaction described in clause (a) or (b) is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise, during the period beginning on the date of the filing of such registration statement with the Securities and Exchange Commission and ending 180 days from the date of the final prospectus relating to the offering (plus up to an additional 34 days to the extent requested by the managing underwriters for such offering in order to address NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4) or any similar successor provision), and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering. The Company may impose stop-transfer instructions with respect to the shares of Common Stock or other securities subject to the foregoing restriction until the end of the “lock-up” period.

8.
Escrow.

The Stockholder shall, upon the execution of this Agreement, execute Joint Escrow Instructions in the form attached to this Agreement as Exhibit A. The Joint Escrow Instructions shall be delivered to the Secretary of the Company, as escrow agent thereunder. The Stockholder shall deliver to such escrow agent a stock assignment duly endorsed in blank, in the form attached to this Agreement as Exhibit B, and hereby instructs the Company to deliver to such escrow agent, on behalf of the Stockholder, the certificate(s) evidencing the Shares issued hereunder. Such materials shall be held by such escrow agent pursuant to the terms of such Joint Escrow Instructions.

9.
Restrictive Legends.

All certificates representing Shares shall have affixed thereto legends in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

“The shares of stock represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or such owner’s predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required.”

10.
Adjustments for Stock Splits, Stock Dividends, etc.
(a)
If from time to time there is any stock split, stock dividend, stock distribution or other reclassification of the Common Stock of the Company, any and all new, substituted or additional securities to which the Stockholder is entitled by reason of the Stockholder’s ownership of the Shares shall be immediately subject to the purchase options, the restrictions on transfer and the other provisions of this Agreement in the same manner and to the same extent as the Shares, and the Option Price shall be appropriately adjusted.
(b)
Upon the occurrence of any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction, the repurchase and other rights of the Company hereunder shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Shares were converted into or exchanged for pursuant to such transaction in the same manner and to the same extent as they applied to the Shares under this Agreement. If, in connection with such a transaction, a portion of the cash, securities and/or other property received upon the conversion or exchange of the Shares is to be placed into escrow to secure indemnification or similar obligations, the mix between the vested and unvested portion of such cash, securities and/or other property that is placed into escrow shall be the same as the mix between the vested and unvested portion of such cash, securities and/or other property that is not subject to escrow.

11.
Investment Representations.

The Stockholder represents, warrants and covenants as follows:

(a)
The Stockholder is purchasing the Shares for Stockholder’s own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act, or any rule or regulation under the Securities Act.
(b)
The Stockholder has had such opportunity as Stockholder has deemed adequate to obtain from representatives of the Company such information as is necessary to permit Stockholder to evaluate the merits and risks of Stockholder’s investment in the Company.
(c)
The Stockholder has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.
(d)
The Stockholder can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.
(e)
The Stockholder understands that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act; (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.
12.
Withholding Taxes; Section 83(b) Election.
(a)
The Stockholder acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Stockholder any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Stockholder or the lapse of the Purchase Option.
(b)
The Stockholder has reviewed with the Stockholder’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Stockholder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Stockholder understands that the Stockholder (and not the Company) shall be responsible for the Stockholder’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The Stockholder understands that it may be beneficial in many circumstances to elect to be taxed at the time the Shares are granted by the Company rather than when and as the Company’s Purchase Option expires by filing an election under Section 83(b) of the Internal Revenue Code of 1986 with the I.R.S. within 30 days from the date of grant by the Company.

THE STOCKHOLDER ACKNOWLEDGES THAT IT IS SOLELY THE STOCKHOLDER’S RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE STOCKHOLDER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE STOCKHOLDER’S BEHALF.

13.
Miscellaneous.
(a)
No Rights to Employment. The Stockholder acknowledges and agrees that the vesting of the Shares pursuant to Section 3 hereof is earned only by the Stockholder’s continuous Service (not through the act of being hired or purchasing the Shares hereunder). The Stockholder further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all.
(b)
Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(c)
Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.
(d)
Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Stockholder and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Sections 5 and 6 of this Agreement.
(e)
Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or her or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 13(e).
(f)
Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(g)
Entire Agreement. This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.
(h)
Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Stockholder.
(i)
Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflict of law principles.
(j)
Stockholder’s Acknowledgments. The Stockholder acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Stockholder’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that the law firm of WilmerHale is acting as counsel to the Company in connection with the transactions contemplated by the Agreement, and is not acting as counsel for the Stockholder.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed the Restricted Stock Agreement as of the date and year first above written.

COMPANY:

NTH CYCLE, INC.

By:	/s/ Megan O’Connor
Name: Megan Patricia O’Connor
Title: Chief Executive Officer

Address: [***]

STOCKHOLDER:

By:	/s/ Megan O’Connor
Name: Megan Patricia O’Connor

Address: [***]

SIGNATURE PAGE TO RESTRICTED STOCK AGREEMENT

Exhibit A

Joint Escrow Instructions

Joint Escrow Instructions

August 14th, 2020

Nth Cycle, Inc.

[***]

Attention: Secretary

Dear Secretary:

As Escrow Agent for Nth Cycle, Inc., a Delaware corporation (the “Company”), and its successors in interest under the Restricted Stock Agreement (the “Agreement”) of even date herewith, to which a copy of these Joint Escrow Instructions is attached, and the undersigned person (“Holder”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of the Agreement in accordance with the following instructions:

1.
Appointment. Holder irrevocably authorizes the Company to deposit with you any certificates evidencing Shares (as defined in the Agreement) to be held by you hereunder and any additions and substitutions to said Shares. For purposes of these Joint Escrow Instructions, “Shares” shall be deemed to include any additional or substitute property. Holder does hereby irrevocably constitute and appoint you as his or her attorney-in-fact and agent for the term of this escrow to execute with respect to such Shares all documents necessary or appropriate to make such Shares negotiable and to complete any transaction herein contemplated. Subject to the provisions of this Section 1 and the terms of the Agreement, Holder shall exercise all rights and privileges of a stockholder of the Company while the Shares are held by you.
2.
Closing of Purchase.
(a)
Upon any purchase by the Company of the Shares pursuant to the Agreement, the Company shall give to Holder and you a written notice specifying the number of Shares to be purchased, the purchase price for the Shares, as determined pursuant to the Agreement, and the time for a closing hereunder (the “Closing”) at the principal office of the Company. Holder and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.
(b)
At the Closing, you are directed (i) to date the stock assignment form or forms necessary for the transfer of the Shares, (ii) to fill in on such form or forms the number of Shares being transferred, and (iii) to deliver the same, together with the certificate or certificates evidencing the Shares to be transferred, to the Company against the simultaneous delivery to you of the purchase price for the Shares being purchased pursuant to the Agreement.
3.
Withdrawal. The Holder shall have the right to withdraw from this escrow any Shares as to which the Purchase Option (as defined in the Agreement) has terminated or expired.

4.
Duties of Escrow Agent.
(a)
Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.
(b)
You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact of Holder while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.
(c)
You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or entity, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. If you are uncertain of any actions to be taken or instructions to be followed, you may refuse to act in the absence of an order, judgment or decrees of a court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person or entity, by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.
(d)
You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.
(e)
You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder and may rely upon the advice of such counsel.
(f)
Your rights and responsibilities as Escrow Agent hereunder shall terminate if (i) you cease to be Secretary of the Company or (ii) you resign by written notice to each party. In the event of a termination under clause (i), your successor as Secretary shall become Escrow Agent hereunder; in the event of a termination under clause (ii), the Company shall appoint a successor Escrow Agent hereunder.
(g)
If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.
(h)
It is understood and agreed that if you believe a dispute has arisen with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected; but you shall be under no duty whatsoever to institute or defend any such proceedings.
(i)
These Joint Escrow Instructions set forth your sole duties with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into these Joint Escrow Instructions against you.
(j)
The Company shall indemnify you and hold you harmless against any and all damages, losses, liabilities, costs, and expenses, including attorneys’ fees and disbursements (including without limitation the fees of counsel retained pursuant to Section 4(e) above), for anything done or omitted to be done by you as Escrow Agent in connection with this Agreement or the performance of your duties hereunder, except such as shall result from your gross negligence or willful misconduct.
5.
Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days’ advance written notice to each of the other parties hereto.

COMPANY:	Notices to the Company shall be sent to the address set forth in the salutation hereto, Attn: President

HOLDER:	Notices to Holder shall be sent to the address set forth below Holder’s signature below.

ESCROW AGENT:	Notices to the Escrow Agent shall be sent to the address set forth in the salutation hereto.

6.
Miscellaneous.
(a)
By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions, and you do not become a party to the Agreement.
(b)
This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed these Joint Escrow Instructions as of the day and year first above written.

Very truly yours,

COMPANY:
NTH CYCLE, INC.

By:	/s/ Megan O’Connor
Name: Megan Patricia O’Connor
Title: Chief Executive Officer

Address: [***]

HOLDER:

By:	/s/ Megan O’Connor
Name: Megan Patricia O’Connor

Address: [***]

ESCROW AGENT:

By:	/s/ Megan O’Connor
Name: Megan Patricia O’Connor
Title: Chief Executive Officer

SIGNATURE PAGE TO JOINT ESCROW INSTRUCTIONS

Exhibit B

Stock Assignment Separate from Certificate

Stock Assignment Separate from Certificate

FOR VALUE RECEIVED, I hereby sell, assign and transfer unto ___________________(_________) shares of Common Stock, $0.0001 par value per share, of Nth Cycle, Inc. (the “Corporation”) standing in my name on the books of the Corporation represented by Certificate(s) Number _____________ herewith, and do hereby irrevocably constitute and appoint Wilmer Cutler Pickering Hale and Dorr LLP attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated:

STOCKHOLDER:

/s/ Megan O’Connor
Megan Patricia O’Connor

Name of Spouse (if any): Ryan George Mason

Instructions to Stockholder: Please do not fill in any blanks other than the signature line(s). The purpose of the Stock Assignment Separate from Certificate is to enable the Company to acquire the Shares upon exercise of its Right of First Refusal and/or Purchase Option without requiring additional signatures on the part of the Stockholder or Stockholder’s spouse, if any. The signature(s) to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration, enlargement, or any change whatever.

Notice on 83(b) Elections

IF YOU WISH TO MAKE A SECTION 83(B) ELECTION, THE FILING OF SUCH ELECTION IS YOUR RESPONSIBILITY.

THE FORM FOR MAKING THIS SECTION 83(B) ELECTION IS ATTACHED TO THIS AGREEMENT. YOU MUST FILE THIS FORM WITHIN 30 DAYS OF THE GRANT DATE.

YOU (AND NOT THE COMPANY, ANY OF ITS AGENTS OR ANY OTHER PERSON) SHALL BE SOLELY RESPONSIBLE FOR FILING SUCH FORM WITH THE IRS, EVEN IF YOU REQUEST THE COMPANY, ITS AGENTS OR ANY OTHER PERSON TO MAKE THIS FILING ON YOUR BEHALF AND EVEN IF THE COMPANY, ANY OF ITS AGENTS OR ANY OTHER PERSON HAS PREVIOUSLY MADE THIS FILING ON YOUR BEHALF.

The 83(b) election should be filed by mailing a signed election form by certified mail, return receipt requested to the IRS Service Center where you file your tax returns. See www.irs.gov.

Section 83(b) Election

Background Information

Section 83(b) of the Internal Revenue Code permits persons who receive restricted property, such as restricted stock, in connection with the performance of services to include the value of such property in their gross income for the year the property is received. Such persons who purchase stock of the company subject to a stock restriction agreement providing for the vesting of such stock over a period of time are entitled to make this election. Any person who makes a timely Section 83(b) election will recognize compensation income on the date of grant (the date listed in item 3 of the election form) equal to the difference, if any, between the fair market value of the stock and the amount paid for the stock. A person who pays taxes in connection with an election and subsequently forfeits the stock, however, will not receive a refund or other tax benefit for the taxes previously paid.

Any person who does not make the election will be required to include the value of the stock in gross income in the year in which the stock vests. In particular, when the stock vests, the person will recognize compensation income in an amount equal to the difference between the fair market value of the stock on the vesting date and the amount paid for the stock. As a result, if the value of the stock increases, a person who does not make a timely Section 83(b) election will have compensation income at the time each installment of stock vests.

Each person should consult with his or her tax or legal advisor regarding the advisability and timing of filing the election. The original, signed and dated Section 83(b) election must be filed within 30 days of the grant date but may be filed prior to the grant date. The election should be filed by certified mail, return receipt requested, with the Internal Revenue Service at the service center where the electing person ordinarily files his or her annual tax return. A copy of the Section 83(b) election, as filed, must be returned to the company. A copy of the Section 83(b) election must also be included with the person’s federal income tax return for the year of grant (each person should check with his or her tax preparer regarding this and any state, local, foreign or other filing requirements).

Please also note that the certified mailing receipt for the Section 83(b) election should be retained. This receipt is essential if the Internal Revenue Service does not receive the Section 83(b) election and challenges the election.

Section 83(b) Election

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the property described below and supplies the following information in accordance with Treas. Reg. § 1.83-2:

1.
The name, address, and taxpayer identification number of the undersigned are: Megan Patricia O’Connor
Address:

City, State Zip:

Taxpayer Identification Number: _________________

2.
The property with respect to which this election is being made is 3,600,000 shares of common stock, $0.0001 par value per share, of Nth Cycle, Inc., a Delaware corporation (the “Company”).
3.
The date on which the property was transferred or the date on which the restrictions on such property were imposed, whichever is later, is August , 2020 and the taxable year for which this election is being made is the calendar year 2020.
4.
The property is subject to vesting provisions and may be forfeited under the terms of a stock restriction agreement executed between the undersigned and the Company.
5.
The fair market value of the property at the time of the transfer or the date on which the restrictions on such property were imposed, whichever is later, (determined without regard to any lapse restriction, as defined in Treas. Reg. § 1.83-3(i)) is $[ ], equal to a fair market value of $[ ] per share.
6.
The amount paid for the property by the undersigned is $[ ], equal to a purchase price of $[ ] per share.
7.
This statement is executed on , 2020.

In accordance with Treas. Reg. § 1.83-2(d) & (e)(7), a copy of this statement has been furnished to the Company.

Signature of Taxpayer	Signature of Spouse (if any)